Exhibit 99.1


                 SERENA Software Reports First Quarter Results;
   Non-GAAP EPS up 41% to $0.24 and Licenses Revenue up 46% to $15.8 Million

    SAN MATEO, Calif.--(BUSINESS WIRE)--May 20, 2004--SERENA Software, Inc. (Nasdaq: SRNA), an industry-leading supplier of software that automates change to enterprise applications, announced today net income per diluted share on a Non-GAAP basis, of $0.24 for the first fiscal quarter ending April 30, 2004, up 41% over the same quarter a year ago. The results for the first quarter of fiscal 2005 include the operations of Merant plc ("Merant") following the effective date of the acquisition on April 23, 2004. In addition, without including the results of Merant, Serena on a standalone basis met or exceeded consensus expectations for license revenue and total revenue, as well as non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share.
    Total revenues of $33.7 million in the first quarter of fiscal 2005 represented a 38% increase over the first quarter of fiscal 2004, and a 14% sequential increase over the fourth quarter. Software licenses revenue was $15.8 million, up 46% over the same quarter a year ago, maintenance revenue increased to $14.8 million, and services revenue was $3.1 million. On a combined basis, license revenue from software change management was 86% of total license revenue, with 53% of license revenues coming from distributed systems platforms.
    Non-GAAP operating income for the first quarter ended April 30, 2004 was $13.3 million and non-GAAP operating margin was 40%. Non-GAAP net income and net income per diluted share for the first quarter of fiscal 2005 increased 40% and 41%, respectively, to $9.7 million and $0.24 from $6.9 million and $0.17 in the first quarter of fiscal 2004.
    Net (loss) income and net (loss) income per share computed in accordance with generally accepted accounting principles ("GAAP") decreased to $(4.3) million and $(0.11) from $5.8 million and $0.14 in the same quarter a year ago as a result of charges related to the acquisition of Merant.
    The first quarter of fiscal 2005 non-GAAP results exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including acquired in-process research and development, deferred stock-based compensation, the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and other intangible assets, and restructuring and acquisition related charges. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
    Serena on a standalone basis generated cash flow from operations of $16.5 million in the first quarter and total deferred revenue at April 30, 2004 was $44.3 million, a sequential increase of 13%. Days sales outstanding improved 5 days to 42 days in the first quarter as compared to the fourth quarter of 2004. Additionally, the Company's board of directors authorized 1,000,000 shares eligible for repurchase going forward.
    "Both Serena and Merant produced solid results even as we brought the companies together which is indicative of the positive response our customers have had to the combination", said President and CEO Mark Woodward. "We now are the largest independent software change management vendor in market share and are looking to continue to grow. The integration of the two companies is progressing nicely and we should experience significant cost synergies this year while at the same time focusing on revenue growth going forward."
    The Company also announced non-GAAP guidance for the second quarter of fiscal 2005, which will include a full quarter of results from Merant. For the second quarter total revenues, eliminating the reduction in maintenance revenue as a result of the purchase accounting write-down of deferred revenue, are expected to be in the range of $55 million to $58 million and non-GAAP net income per fully diluted share is expected to be between $0.24 and $0.25.

    First Quarter Highlights

    -- Announced that the recommended cash and share offer by SERENA Software, Inc. and by Lehman Brothers on its behalf (outside the United States) for the entire issued and to be issued share capital of Merant was declared unconditional in all respects and the application for de-listing commenced.

    -- Announced that Merant has attained the status of Microsoft Gold Certified Partner. The highest level of Microsoft's partner program for independent software vendors, Microsoft Gold Certified Partner status is reserved for companies that consistently provide the highest quality products built on Microsoft platforms.

    -- Announced Serena customer satisfaction levels remain in the 90th percentile for three years running. The latest results show 97.5% of customers are satisfied with Serena overall and a majority still regard Serena as "Best in Class," and "Much Better" than the competition.

    -- Announced that Merant Professional has won accolades from the development community. Visual Studio Magazine readers selected the popular software configuration management suite to win a Readers Choice Merit Award.

    -- Announced that Serena demonstrated its process management solutions for SAP environments at the SAP 2004 ASUG Annual Conference. The TeamTrack for SAP solution helps SAP customers establish consistent application life cycle management processes to reduce environment complexity and improve enterprise efficiency.

    -- Announced that Serena has strengthened its mainframe tools suite. With Enhanced IMS and DB2 Support, new releases of StarTool APM and StarTool FDM enable customers to improve application performance and enterprise productivity.

    -- Announced that Serena brings process management to the mainframe. TeamTrack for ChangeMan enables customers to improve enterprise collaboration and productivity. This solution represents a significant step in Serena's delivery of the SAFE architecture.

    -- Announced the location and dates for the Annual Global User Conference. Serena Xchange 2004 will be held at the Palace Hotel in San Francisco September 12-15th. This event will showcase next-generation ECM solutions based on Serena's revolutionary framework.

    Serena provides non-GAAP operating income, net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These measures differ from US GAAP in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including acquired in-process research and development, deferred stock compensation, the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and intangible assets, stock based compensation and restructuring and acquisition related charges. Serena's management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods and are more reflective of earnings on a cash basis. Management uses these non-GAAP measures to evaluate its financial results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results. The following table reconciles the non-GAAP financial measures to GAAP:



                                         Quarter Ended April 30,
                                    ----------------------------------
                                           2004              2003
                                     -----------------  --------------
                                       Net               Net
                                     Income   Diluted  Income  Diluted
                                     (Loss)     EPS    (Loss)    EPS
                                    --------- -------- ------- -------

Non-GAAP                            $  9,659  $  0.24  $6,895   $0.17

 Acquired in-process research &
  development                        (10,400)   (0.26)     --      --
 Amortization of capitalized
  software,
  intangible assets and stock
  based compensation                 (3,013)    (0.08)  1,081    0.03
 Revenue impact of deferred
  maintenance
  write-down, net of tax (38%)         (391)    (0.01)     --      --
 Restructuring and acquisition
  charges,
  net of tax  (38%)                    (130)       --      --      --
                                    --------  ------- ------- -------

GAAP                                 ($4,275)  ($0.11) $5,814   $0.14
                                     ========  =======  ======   =====


    Commentary Available

    A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q105results. Additionally investors can listen to the call by dialing 877-655-7651 or 706-679-5273 at least 5 minutes prior to the start time. A replay of the call will be available through May 26, 2004 by dialing 800-642-1687 or 706-605-9291 ID# 7322351.

    About SERENA Software, Inc.

    SERENA Software, Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. With its acquisition of Merant, Serena's products are now in use at over 15,000 customer sites -- including 49 of the Fortune 50. Serena's Application Framework for Enterprises (SAFE(TM)) is the next step in ECM, providing cross-platform, cross-process and cross-organizational support across application life cycle processes. This approach helps streamline development, improve productivity and lower development costs, resulting in a highly efficient enterprise. With headquarters in San Mateo, California, Serena serves customers worldwide through local offices and an international network of distributors. www.serena.com.

    This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, the successful integration of our recent Merant plc. acquisition; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; our reliance on our mainframe products for revenue; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 15, 2004. Serena assumes no obligation to update the forward-looking information contained in this press release.

    Trademarks

    Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. SAFE is a trademark of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. (C) 2004 SERENA Software, Inc. All Rights Reserved.


                        SERENA Software, Inc.
          Condensed Consolidated Statements of (Loss) Income
                (In thousands, except per share data)
                           (Unaudited GAAP)
                                                    Three Months Ended
                                                        April 30,
                                                    ------------------
                                                         2004    2003
                                                    ---------  -------
Revenue:
Software licenses                                     $15,839 $10,852
Maintenance                                            14,765  11,911
Professional services                                   3,137   1,604
                                                    ---------  -------
Total revenue                                          33,741  24,367
                                                    ---------  -------
Cost of revenue:
Software licenses                                         326     212
Maintenance                                             1,563   1,504
Professional services                                   2,789   1,766
Amortization of acquired technology                     2,045   1,081
                                                    ---------  -------
Total cost of revenue                                   6,723   4,563
                                                    ---------  -------
Gross profit                                           27,018  19,804
                                                    ---------  -------
Operating expenses:
Sales and marketing                                     9,357   6,653
Research and development                                4,949   3,039
General and administrative                              2,048   1,740
Stock-based compensation                                   18      --
Amortization of intangible assets                         950      --
Acquired in-process research and development           10,400      --
Restructuring, acquisition and other charges              210      --
                                                    ---------  -------
Total operating expenses                               27,932  11,432
                                                    ---------  -------
Operating (loss) income                                  (914)  8,372
Interest Income                                         1,315   1,005
Interest Expense                                         (825)     --
Amortization of debt issuance costs                      (461)     --
                                                    ---------  -------
(Loss) income before income taxes                        (885)  9,377
Income taxes                                            3,390   3,563
                                                    ---------  -------
Net (loss) income                                    ($ 4,275) $5,814
                                                    =========  =======
Net (loss) income per share:
Basic                                                 ($ 0.11)  $0.14
                                                    =========  =======
Diluted                                               ($ 0.11)  $0.14
                                                    =========  =======
Weighted average shares used in per share
 calculations:
Basic                                                  38,871  40,450
                                                    =========  =======
Diluted                                                38,871  40,918
                                                    =========  =======

                    SERENA Software, Inc.
            Condensed Consolidated Balance Sheets
                       (In thousands)
                      (Unaudited GAAP)
                                                             January
                                                  April 30,     31,
                                                    2004       2004
                                                 ----------- ---------
                     Assets
Current assets
Cash and cash equivalents                           $423,272 $257,281
Restricted cash                                        3,300    3,300
Short-term investments                                41,923   39,214
Accounts receivable, net                              42,885   15,475
Deferred taxes                                         6,787    6,787
Prepaid expenses and other current assets              7,262    1,338
                                                 ----------- ---------
Total current assets                                 525,429  323,395
Long-term investments                                 17,165   70,692
Restricted cash, non-current                           6,352    6,312
Property and equipment, net                            6,552    3,209
Goodwill, net                                        329,671   40,471
Other intangible assets, net                         124,287   22,987
Other assets                                           5,007    6,595
                                                 ----------- ---------
Total assets                                      $1,014,463 $473,661
                                                 =========== =========
      Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                      $2,968   $1,232
Consideration payable to Merant shareholders         274,654       --
Income taxes payable                                  18,863    6,294
Accrued expenses                                      56,062    7,782
Accrued Interest on subordinated notes                 1,238      413
Deferred revenue                                      60,393   29,496
                                                 ----------- ---------
Total current liabilities                            414,178   45,217
Deferred revenue, net of current portion              13,405    9,683
Long-term liabilities                                  3,566       --
Deferred taxes                                        45,203    3,483
Subordinated notes                                   220,000  220,000
                                                 ----------- ---------
Total liabilities                                    696,352  278,383
Stockholders' equity:
Total stockholders' equity                           318,111  195,278
                                                 ----------- ---------
Total liabilities and stockholders' equity        $1,014,463 $473,661
                                                 =========== =========


    CONTACT: SERENA Software, Inc.
             Robert I. Pender, Jr., 650-522-6604